EXHIBIT 3.3

                          AMENDED AND RESTATED BY-LAWS

                                       OF

                            NEXAR TECHNOLOGIES, INC.
                               (the "Corporation")

                                   ARTICLE I.
                                   ----------

                          Certificate of Incorporation
                          ----------------------------
         These by-laws, the powers of the Corporation and of its directors and stockholders, and all matters concerning the conduct and regulation of the business of the Corporation, shall be subject to such provisions in regard thereto as are set forth in the certificate of incorporation filed pursuant to the General Corporation Law of Delaware which is hereby made a part of these by-laws.

         The term "certificate of incorporation" in these by-laws, unless the context requires otherwise, includes not only the original certificate of incorporation filed to create the Corporation but also all other restated
certificates, amendments, agreements of merger or consolidation, plans of reorganization, or other instruments, howsoever designated, filed pursuant to the General Corporation Law of Delaware which have the effect of amending or supplementing in some respect the Corporation's original certificate of incorporation.

                                   ARTICLE II.
                                   -----------

                                 Annual Meeting
                                 --------------

         The annual meeting of stockholders shall be held within six months of the end of the previous fiscal year of the Corporation, within or without the State of Delaware, on the date and at the time fixed, from time to time, by the directors. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the certificate of incorporation or by these by-laws, may be specified by the directors or the president and shall be included in the notice of the meeting. If the board of directors determines that, in the interest of an informed stockholder vote on any matter, it is appropriate to adjourn the annual meeting of stockholders to a later date in order to make available information materially relevant to consideration of such matter, the president or other officer presiding at such meeting may defer any action on such matter and, without a stockholder vote on the matter of adjournment, adjourn the meeting for the purpose of considering and acting on such matter at a session to be convened at a later date. When the annual meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                                  ARTICLE III.
                                  ------------

                        Special Meetings of Stockholders
                        --------------------------------

         Special meetings of the stockholders may be held either within or without the State of Delaware, at such time and place and for such purposes as shall be specified in a call for such meeting made by the board of directors, the Chief Executive Officer or the President of the Corporation or by the Secretary within 10 days after receipt of the written request of a majority of the directors.
                                   ARTICLE IV.
                                   -----------

                        Notice of Stockholders' Meetings
                        --------------------------------

         Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, which notice shall be given not less than ten nor more than sixty days before the date of the meeting, except where longer notice is required by law, to each stockholder entitled to vote at such meeting, by leaving such notice with him or by mailing it, postage prepaid, directed to him at his address as it appears upon the records of the Corporation. In case of the death, absence, incapacity or refusal of the secretary, such notice may be given by a person designated either by the secretary or by the person or persons calling the meeting or by the board of directors. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.



                                       2




                                   ARTICLE V.
                                   ----------

                    Quorum of Stockholders; Stockholder List
                    ----------------------------------------

         At any meeting of the stockholders, a majority of all shares issued and outstanding and entitled to vote upon a question to be considered at the meeting shall constitute a quorum when represented at such meeting by the holders thereof in person or by their duly constituted and authorized attorney or attorneys, but holders of a lesser interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the stock so represented thereat and voting on any question brought before such meeting shall be determinative, except where a larger vote is required by law, by the certificate of incorporation or by these by-laws, and except that the vote required for the election of directors shall be as set forth in the certificate of incorporation.

         The secretary or other officer having charge of the stock ledger shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten days prior to the meeting, either at a place within the city or town where the meeting is to be held, which place shall have been specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. Said list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders required by this Article or the books of the Corporation, or the stockholders entitled to vote in person or by proxy at any meeting of stockholders.

                                   ARTICLE VI.
                                   -----------

                               Proxies and Voting
                               ------------------

         Except as otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock held by such stockholder. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law prescribes a different percentage of votes and/or a different exercise of voting power, and except as may be otherwise prescribed by the provisions of the certificate and these bylaws. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy but



                                        3





(except as otherwise expressly permitted by law) no proxy shall be voted or acted upon after three years from its date, unless (a) the proxy provides for a longer period, or (b) the proxy states that it is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.


         Prior to, but not after, the consummation of an offer and sale of common stock of the Corporation to the public pursuant to a registration statement filed by the Corporation on Form S-1 under the Securities Act of 1933, as amended (the "1933 Act"), unless otherwise provided in the certificate of incorporation, any action required by law to, or which may, be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote therein were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                  ARTICLE VII.
                                  ------------

                            Stockholders' Record Date
                            -------------------------

         In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.

         If no record date is fixed:

         (1) The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

         (2) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed.


                                        4





         (3) The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII.
                                  -------------

                               Conduct of Meetings
                               -------------------

         Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present the Chairman of the meeting shall appoint a secretary of the meeting.

                                   ARTICLE IX.
                                   -----------

                                   Inspectors
                                   ----------

         In advance of any meeting of stockholders, the board of directors shall appoint one or more inspectors to act at the meeting and make a written report thereof. If no inspector or alternate is able to act at a meeting os stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

         The inspectors shall:

         (1) Ascertain the number of shares outstanding and the voting power of each;
         (2) Determine the shares represented at a meeting and the validity of proxies and ballots;
         (3)    Count all votes and ballots;
         (4) Determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and
         (5) Certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.



                                        5





                                   ARTICLE X.
                                   ----------

                               Board of Directors
                               ------------------

         Except as otherwise provided by law or by the certificate of incorporation, the business and affairs of the corporation shall be managed by the board of directors. Subject to the rights of holders of preferred stock, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation not later than 90 days prior to the date of any annual or special meeting. In the event that the date of such annual or special meeting was not publicly announced by the corporation by mail, press release or otherwise more than 90 days prior to the meeting, notice by the stockholder to be timely must be delivered to the secretary of the corporation not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting was communicated to the stockholders.

         Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the board of directors; and (e) the consent of each nominee to serve as a director of the corporation if so elected.

         The classification of the board of directors, the term of each class of directors and the manner of election and removal of directors shall be as set forth in the certificate of incorporation. Each director shall hold office until his successor is elected and qualified or until his earlier resignation or removal. Any director may resign at any time upon written notice to the corporation. No director need be a stockholder.



                                        6





                                   ARTICLE XI.
                                   -----------

                                   Committees
                                   ----------

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee and may define the number and qualifications which shall constitute a quorum of such committee. Except as otherwise limited by law, any such committee, to the extent provided in the resolution appointing such committee, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

                                  ARTICLE XII.
                                  ------------

               Meeting of the Board of Directors and of Committees
               ---------------------------------------------------

         Regular meetings of the board of directors may be held without call or formal notice at such places either within or without the State of Delaware and at such times as the board may by vote from time to time determine.

         Special meetings of the board of directors may be held at any place either within or without the State of Delaware at any time when called by the president, treasurer, secretary or two or more directors, reasonable notice of the time and place thereof being given to each director. A waiver of such notice in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. In any case it shall be deemed sufficient notice to a director to send notice by mail at least forty-eight hours, or to deliver personally or to send notice by telegram at least twenty-four hours, before the meeting, addressed to him at his usual or last known business or residence address.

         Unless otherwise restricted by the certificate of incorporation or by other provisions of these by-laws, (a) any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or of such committee, as the case may be, consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the board or committee, and (b) members of the board of directors or of any committee designated by the board may participate in a meeting thereof by means of conference telephone or similar



                                        7





communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

                                  ARTICLE XIII.
                                  -------------

                        Quorum of the Board of Directors
                        --------------------------------

         Except as otherwise expressly provided in the certificate of incorporation or in these by-laws, a majority of the total number of directors at the time in office shall constitute a quorum for the transaction of business, except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, but a smaller number of directors may adjourn any meeting from time to time. Except as otherwise so expressly provided, the vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors, provided, however, that the affirmative vote in good faith of a majority of the disinterested directors, even though the disinterested directors shall be fewer than a quorum, shall be sufficient to authorize a contract or transaction in which one or more directors have interest if the material facts as to such interest and the relation of the interested directors to the contract or transaction have been disclosed or are known to the directors.

         Any member or members of the Board of Directors or of any committee designated by the Board, may participate in a meeting of the Board, or any such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                  ARTICLE XIV.
                                  ------------

                          Waiver of Notice of Meetings
                          ----------------------------

         Whenever notice is required to be given under any provision of law or the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or the by-laws.



                                        8





                                   ARTICLE XV.
                                   -----------

                               Officers and Agents
                               -------------------

         The Corporation shall have a president, secretary and treasurer, who shall be chosen by the directors, each of whom shall hold his office until his successor has been chosen and qualified or until his earlier resignation or removal. The Corporation may have such other officers and agents as are desired, each of whom shall be chosen by the board of directors and shall hold his office for such term and have such authority and duties as shall be determined by the board of directors. The board of directors may secure the fidelity of any or all of such officers or agents by bond or otherwise. Any number of offices may be held by the same person. Each officer shall, subject to these by-laws, have in addition to the duties and powers herein set forth, such duties and powers as the board of directors shall from time to time designate. In all cases where the duties of any officer, agent or employee are not specifically prescribed by the by-laws, or by the board of directors, such officer, agent or employee shall obey the orders and instructions of the president. Any officer may resign at any time upon written notice to the Corporation.

                                  ARTICLE XVI.
                                  ------------

                       President, Chief Executive Officer
                       ----------------------------------

         The president shall, subject to the direction and under the supervision of the board of directors, be the chief executive officer of the Corporation and shall have general and active control of its affairs and business and general supervision over its officers, agents and employees. Except as otherwise voted by the board, he shall preside at all meetings of the stockholders and of the board of directors at which he is president. The president shall have custody of the treasurer's bond, if any. Notwithstanding the foregoing, the board of directors may provide that an executive committee of the board of directors shall have general and active control of the affairs and business of the Corporation and general supervision over its officers, agents and employees, in which event the president shall not be the chief executive officer but shall have such duties and authority as may be assigned by the board of directors and the executive committee.


                                  ARTICLE XVII.
                                  -------------

                                    Secretary
                                    ---------

         The secretary shall record all the proceedings of the meetings of the stockholders and directors in a book, which shall be the property of the Corporation, to be kept for that purpose; and perform such other duties as shall be assigned to him by the board of directors. In the absence of the secretary from any such meeting, a temporary secretary shall be chosen, who shall record the proceedings of such meeting in the aforesaid book.


                                        9






                                 ARTICLE XVIII.
                                 --------------

                                    Treasurer
                                    ---------

         The treasurer shall, subject to the direction and under the supervision of the board of directors, have the care and custody of the funds and valuable papers of the Corporation, except his own bond, and he shall, except as the board of directors shall generally or in particular cases authorize the endorsement thereof in some other manner, have power to endorse for deposit or collection all notes, checks, drafts and other obligations for the payment of money to the Corporation or its order. He shall keep, or cause to be kept, accurate books of account, which shall be the property of the Corporation.

                                  ARTICLE XIX.
                                  ------------

                                    Removals
                                    --------

         The board of directors may, at any meeting called for the purpose, by vote of a majority of their entire number, remove from office any officer or agent of the Corporation or any member of any committee appointed by the board of directors or by any committee appointed by the board of directors or by any officer or agent of the Corporation.

                                   ARTICLE XX.
                                   -----------

                                    Vacancies
                                    ---------

         Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise and newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office (though less than a quorum) or by a sole remaining director and each of the incumbents so chosen shall hold office for the unexpired term in respect of which the vacancy occurred and until his successor shall have been duly elected and qualified or for such shorter period as shall be specified in the filling of such vacancy or, if such vacancy shall have occurred in the office of director, until such a successor shall have been chosen by the stockholders.

                                  ARTICLE XXI.
                                  ------------

                              Certificate of Stock
                              --------------------

         Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice-chairman of the board of directors (if one shall be incumbent) or the president or a vice-president and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary, certifying the number of shares owned by him in the Corporation. If such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or (2) by a registrar other

                                       10





than the Corporation or its employee, any other signatures on the certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue.

         If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock or there shall be set forth on the face or back of the certificates which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish, without charge to each stockholder who so requests, the designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Any restriction imposed upon the transfer of shares or registration of transfer of shares shall be noted conspicuously on the certificate representing the shares subject to such restriction.

                                  ARTICLE XXII.
                                  -------------

                               Loss of Certificate
                               -------------------

         The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the directors may require the owner of the lost, stolen of destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in its place and upon such other terms or without any such bond as the board of directors shall prescribe.

                                 ARTICLE XXIII.
                                 --------------

                                      Seal
                                      ----

         The corporate seal shall, subject to alteration by the board of directors, consist of a flat-faced circular die with the word "Delaware" together with the name of the Corporation and the year of its organization cut or engraved thereon. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.


                                       11





                                  ARTICLE XXIV.
                                  -------------

                               Execution of Papers
                               -------------------

         Except as otherwise provided in these by-laws or as the board of directors may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Corporation, shall be signed by the president or by the treasurer.

                                  ARTICLE XXV.
                                  ------------

                                   Fiscal Year
                                   -----------

         Except as from time to time otherwise provided by the board of directors, the fiscal year of the Corporation shall end on the last day of December of each year.

                                  ARTICLE XXVI.
                                  -------------

                            Restrictions of Transfer
                            ------------------------

         The following restrictions are imposed upon the transfer of shares of the capital stock of the Corporation:

         (a) The Corporation shall have the right to purchase, or to direct the transfer of, the shares of its capital stock in the events and subject to the conditions and at a price fixed as provided below; each holder of shares of such capital stock holds his shares subject to this right and by accepting the same upon original issue or subsequent transfer thereof, the stockholder agrees for himself, his legal representatives and assigns as follows:

         (b) in the event of any change in the ownership of any share or shares of such capital stock (made or proposed) or in the right to vote thereon (whether by the holder's act or by death, legal disability, operation of law, legal processes, order of court, or otherwise, except by ordinary proxies or powers of attorney) the Corporation has the right to purchase such share or all or any part of such shares or to require the same to be sold to a purchaser or purchasers designated by the Corporation or to follow each such method in part at a price per share equal to the fair value thereof at the close of business on the last business day next preceding such event as determined by mutual agreement or, failing such agreement, by arbitration as provided below.

         (c) In any such event the owner of the share or shares concerned therein (being for the purposes of these provisions, all persons having any property interest therein) shall give notice thereof in detail satisfactory to the Corporation. Within ten days after receipt of


                                       12





said owner's notice, the Corporation shall elect whether or not to exercise its said rights in respect of said shares and, if it elects to exercise them, shall give notice of its election.

         (d) Failing agreement between the owner and the Corporation as to the price per share to be paid, such price shall be the fair value of such shares as determined by three arbitrators, one designated within five days after the termination of said ten-day period by the registered holder of said share or shares or his legal representatives, one within said period of five days by the Corporation and the third within five days after said appointment last occurring by the two so chosen. Successor arbitrators, if any shall be required, shall be appointed, within reasonable time, as nearly as may be in the manner provided as to the related original appointment. No appointment shall be deemed as having been accomplished unless such arbitrator shall have accepted in writing his appointment as such within the time limited for his appointment. Notice of each appointment of an arbitrator shall be given promptly to the other parties in interest. Said arbitrators shall proceed promptly to determine said fair value. The determination of the fair value of said share or shares by agreement of any two of the arbitrators shall be conclusive upon all parties interested in such shares. Forthwith upon such determination the arbitrators shall mail or deliver notice of such determination to the owner (as above defined) and to the Corporation.

         (e) Within ten days after agreement upon said price or mailing of notice of determination of said price by arbitrators as provided below (whichever shall last occur), the shares specified therein for purchase shall be transferred to the Corporation or to the purchaser or purchasers designated therein or in part to each as indicated in such notice of election against payment of said price at the principal office of the Corporation.

         (f) If in any of the said events, notice therefor having been given as provided above, the Corporation elects in respect of any such shares or any part thereof not to exercise its said rights, or fails to exercise them or to give notice or make payment all as provided above, or waives said rights by vote or in authorized writing, then such contemplated transfer or such change may become effective as to those shares with respect to which the Corporation elects not to exercise its rights or fails to exercises them or to give notice or to make payment, if consummated within thirty days after such election, failure or waiver by the Corporation, or within such longer period as the Corporation may authorize.

         (g) If the owner's notice in respect of any of such shares of capital stock is not received by the Corporation as provided above, or if the owner fails to comply with these provisions in respect of any such shares in any other regard, the Corporation, at its option and in addition to its other remedies, may suspend the rights to vote or to receive dividends on said shares, or may refuse to register on its books any transfer of said shares or otherwise to recognize any transfer or change in the ownership thereof or in the right to vote thereon, one or more, until these provisions are complied with to the satisfaction of the Corporation; and if the required owner's notice is not received by the Corporation after written demand by the Corporation it may also or independently proceed as though a proper


                                       13





owner's notice has been received at the expiration of ten days after mailing such demand, and, if it exercises its rights with respect to said shares or any of them, the shares specified shall be transferred accordingly.

         (h) In respect of these provisions with respect to the transfer of shares of capital stock, the Corporation may act by its board of directors. Any notice or demand under said provisions shall be deemed to have been sufficiently given if in writing delivered by hand or addressed by mail postpaid, to the Corporation at its principal office or to the owner (as above defined) or to the holder registered on the books of the Corporation (or his legal representative) of the share or shares in question at the address stated in his notice or at his address appearing on the books of the Corporation.

         (i) Nothing herein contained shall prevent the pledging of shares, if there is neither a transfer of the legal title thereto nor a transfer on the books of the Corporation into the name of the pledgee, but no pledgee or person claiming thereunder shall be entitled to make or cause to be made any transfer of pledged shares by sale thereof or otherwise (including in this prohibition transfer on the books of the Corporation into the name of the pledgee) except upon compliance herewith and any such pledge shall be subject to those conditions and restrictions.

         (j) Anything to the contrary contained herein notwithstanding, the following transactions shall be exempt from the provisions of this by-law:

                  (1) A stockholder's transfer of any or all shares held either during such stockholder's lifetime or on death by will or intestacy to or to a trust or a custodian for the benefit of such stockholder or such stockholder's immediate family. "Immediate family" as used herein shall mean spouse, lineal descendant, father, mother, brother, sister, aunt, uncle, niece or nephew.

                  (2)  A   stockholder's   transfer   of  any  or  all  of  such
stockholder's shares to any other stockholder of the Corporation.

                  (3)  A   stockholder's   transfer   of  any  or  all  of  such
stockholder's shares to a person who, at the time of such transfer, is an officer or director of the Corporation.

                  (4) A corporate stockholder's transfer of any or all of its shares (i) pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of the corporate stockholder, or (ii) to any or all of its stockholders.

                  (5) A transfer by a stockholder which is a limited or general partnership to any or all of its partners or retired partners.



                                       14




         In any such case, the transferee, assignee, or other recipient shall receive and hold such stock subject to the provisions of this by-law, and there shall be no further transfer of such stock except in accordance with this by-law.

         (k) The restrictions on transfer contained in this Article XXVI shall terminate immediately prior to the time securities of the Corporation are first offered to the public pursuant to a registration statement on Form S-1 filed with, and declared effective by, the United States Securities and Exchange Commission under the 1933 Act.

                  (1) Notwithstanding the foregoing provisions of this Article XXVI with respect to the determination of purchase price of shares of stock, in the event of any inconsistency between such provisions and those of employee purchase or other agreements between the Corporation and persons who purchase shares of its capital stock, those of such employee purchase or other agreements shall govern.


                                 ARTICLE XXVII.
                                 --------------

                                   Amendments
                                   ----------

         Except as otherwise provided by law or by the certificate of incorporation, these by-laws, as from time to time altered or amended, may be made, altered or amended at any annual or special meeting of the stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration or amendment or new by-law or the article or articles to be affected thereby. If the certificate of incorporation so provides, these by-laws may also be made, altered or amended by a majority of the whole number of directors.


ds1/297351

                                       15